Exhibit 10.59

2017 PERFORMANCE GOALS FOR
CEO SHORT-TERM INCENTIVE COMPENSATION

Performance Criteria	Goals and Minimum and Maximum Thresholds			Allocation of Target Amount ($) (1)
San Jose Water Company Capital Additions (2)	Target Goal: ($121.0M)			$63,995

	Minimum Threshold: ($107.6M)

	Maximum Goal: ($134.5M) or more
San Jose Water Company Water Quality Compliance (3)	Target Goal:			$63,995
	No citations from the California Division of Drinking Water for failure to meet Primary Drinking Water Standards

	Minimum Threshold
	N/A

	Maximum Goal
	No citations from the California Division of Drinking Water for failure to meet Primary Drinking Water Standards and Secondary Maximum Contaminant criteria

San Jose Water Company	Target Goal	Minimum Goal	Maximum Goal
Key Operational Goals (4)

No Material Environmental Violations[a]	No violations w/fines > $25,000/$100,000	No violations w/fines > $50,000/$200,000	No violations w/fines > $10,000/$40,000
				$10,666

Abandoned Call Rate (Based on % of calls received)[b]	< 5%	< 7%	< 3%	$10,666

Level One Emergency Response Time (%Responses <30 Min.)[b]	> 80%	> 70%	> 90%	$10,666

Distribution System Integrity (Main Leaks /100 Mi.)[b]	< 12	< 16	< 8	$10,666

Code 3 Emergency Repair Response Time (% response < 60 min.)[b]	> 90%	> 80%	100%	$10,665

Workers Compensation Experience Modification Rate[c]	< 1.0	< 1.1	< 0.9	$10,665

Total 2017 Target Amount				$191,984

(1)    The 2017 annual cash bonus target amount is equal to $191,984, which is 25 percent of Mr. Roth’s base salary per his employment agreement. The actual bonus may range from 0% to 150% of the portion of the target amount allocated to that goal. Based on the Executive Compensation Committee's determination of the level of achievement of each performance goal, the amount payable with respect to that goal will be as follows:

● If the goal is attained at target level, 100 percent of the allocated amount will be paid.
● If the goal is only attained at the minimum level, then 50 percent of the allocated amount will be paid.
● If the goal is attained at or above maximum level, then 150 percent of the allocated amount will be paid.
● Should the actual level of attainment of any such performance goal be between two of the designated levels, then the bonus potential with respect to that goal will be interpolated on a straight-line basis.
● For a goal that does not have a minimum threshold, no amount will be paid if the goal attained is below the target level.

(2)     "San Jose Water Capital Additions" means San Jose Water Company's capital expenditures made in 2017, including expenditures for improvements to the Montevina Treatment Plant and the cost to retire facilities and excluding expenditures made in connection with IRS bonus depreciation infrastructure reinvestments.

(3)    Target is achieved if the Company does not receive a citation during the performance period for violating health-related drinking water standards and treatment techniques specified in the U.S. National Primary Drinking Water Regulations and California Code of Regulations Title 22, Chapter 15. The goal does not take into account additional parameters regulated by other states, nor does it include violations of monitoring requirements. Maximum Performance will be achieved if the Company does not receive a citation during the performance period for violating health-related drinking water standards and treatment techniques and secondary maximum contaminant criteria. The secondary contaminant criteria are associated with the aesthetic quality of drinking water and do not pose a threat to public health at regulated levels.

(4)     All results of San Jose Water Company's key operational goals are rounded to the nearest whole number, or to the decimal point in the case of the Worker's Compensation EMR goal. Compliance with each goal is based on year-end results. Footnotes related to key operational goals follow:

a) Means no violations resulting in fines in excess of criteria set forth below issued by the state or federal environmental regulators in the performance year in connection with environmental violations that occurred during the performance year or in any of the preceding two years. The criteria established at minimum, target, and maximum levels are no violations in one instance or in the aggregate of $50,000/$200,000, $25,000/$100,000, and $10,000/$40,000, respectively.

b) SJWC Internal Standard

c) EMR Rates of 1.0 or less reflect superior safety practices

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